Short-Term Bond Fund of America

August 31, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$21,025
Class B	$21
Class C	$161
Class F1	$715
Class F2	$2,689
Total	$24,611
Class 529-A	$1,948
Class 529-B	$3
Class 529-C	$106
Class 529-E	$65
Class 529-F1	$413
Class R-1	$9
Class R-2	$77
Class R-2E	$0
Class R-3	$205
Class R-4	$153
Class R-5	$69
Class R-6	$5,786
Total	$8,834

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0717
Class B	$0.0233
Class C	$0.0168
Class F1	$0.0589
Class F2	$0.0868
Class 529-A	$0.0658
Class 529-B	$0.0180
Class 529-C	$0.0148
Class 529-E	$0.0357
Class 529-F1	$0.0792
Class R-1	$0.0157
Class R-2	$0.0166
Class R-2E	$0.0686
Class R-3	$0.0355
Class R-4	$0.0617
Class R-5	$0.0910
Class R-6	$0.0960

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	297,770
Class B	708
Class C	10,518
Class F1	13,548
Class F2	30,439
Total	352,983
Class 529-A	29,156
Class 529-B	132
Class 529-C	6,886
Class 529-E	1,700
Class 529-F1	5,398
Class R-1	601
Class R-2	4,628
Class R-2E	1
Class R-3	5,658
Class R-4	2,424
Class R-5	738
Class R-6	73,132
Total	130,454

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$9.97
Class B	$9.91
Class C	$9.88
Class F1	$9.97
Class F2	$9.97
Class 529-A	$9.97
Class 529-B	$9.88
Class 529-C	$9.86
Class 529-E	$9.96
Class 529-F1	$9.97
Class R-1	$9.87
Class R-2	$9.87
Class R-2E	$9.97
Class R-3	$9.96
Class R-4	$9.97
Class R-5	$9.97
Class R-6	$9.97